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                                                                  Exhibit 10.2

                                     WAIVER

                          Dated as of January 15, 2003

         Reference is hereby made to the $30,000,000 Credit Agreement (as amended, extended or otherwise modified from time to time, the "Agreement"), dated as of December 15, 2000 between M & T Bank Corporation (the "Borrower") and Citibank, N.A. (the "Lender"). Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

         The Lender waives compliance with Section 5.02(b) of the Agreement, from the date hereof until September 30, 2003, to the extent, and only to the extent, that the Borrower fails to comply with such Section as a result of the consummation of the Allfirst Financial, Inc. merger. Such waiver is granted on the express conditions that, from the date hereof until September 30, 2003, the Borrower shall not permit its Consolidated Tangible Net Worth to be at any time less than the higher of (i) $1,000,000,000 and (ii) 4.25% of Consolidated Total Tangible Assets at such time.

         Failure of the Borrower to maintain the financial covenant set forth in the immediately preceding paragraph shall be a breach of Section 5.02(b) of the Agreement, constituting an Event of Default pursuant to Section 6.01(c)(i) of the Agreement.

     The waiver set forth above is limited precisely as written and shall not be deemed to :
         (i)   be a continuing waiver;

         (ii) be a consent to any waiver or modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein; or

         (iii) prejudice any right or remedy which the Lender may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein, including without limitation, rights or remedies which the Lender may have with respect to Events of Default which may exist with respect to Section 5.02(b) of the Agreement as a result of failure by the Borrower to maintain the financial covenant.

         In order to induce the Lender to enter into this Waiver, the Borrower hereby makes the following representations and warranties, each of which shall survive the execution and delivery of this Waiver:

         (x)   no Default or Event of Default has occurred and is continuing;
               and

         (y) the representations and warranties contained in the Agreement and any instrument or agreement referred to therein are true, accurate and complete in all

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              material respects as though made on and as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date.

         This Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             M & T BANK CORPORATION


                             By /s/ Michael S. Piemonte
                                ------------------------------------
                                Title:  Senior Vice President


                             CITIBANK, N.A.


                             By /s/ Catherine R. Morrow
                                ------------------------------------
                                Title: Managing Director, SCO


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